NEWS RELEASE

The Hartford Expands Roles For Two Key Executives

HARTFORD, Conn., March 31, 2025 – The Hartford has expanded the roles of two key executives and announced a new organizational structure for its Technology and Operations functions. Shekar Pannala was named the company’s chief information officer and leads Technology, as well as cyber security, infrastructure and cloud modernization. Jeffery Hawkins was named chief data, AI and operations officer. In addition to his work overseeing data, analytics and AI, Hawkins now leads Operations. Both Pannala and Hawkins report directly to The Hartford’s Chairman and CEO Christopher Swift, effective immediately.

“Over the past several years, we have made tremendous progress on our Technology and Operations strategy, including digitizing processes, modernizing foundational technology infrastructure and investing in cloud, data and AI,” Swift said. “Our new structure enables us to focus more deeply on our critical technology-and-operations priorities and build on our competitive advantages.”

Deepa Soni, former chief information and operations officer, resigned from the company to pursue an external opportunity and will work with Pannala and Hawkins to ensure a smooth transition.

Pannala’s broad technology experience was built over a 30-year career of increasing responsibility. Prior to joining The Hartford, he served as the global CIO of Chubb where he was responsible for technology across the enterprise. Before Chubb, Pannala was chief technology officer at S&P Global. He also held senior management roles at BNY Mellon, where he was executive vice president and divisional chief information officer responsible for asset servicing technology.

Hawkins has a well-rounded technology background with more than 25 years of experience. Previously, Hawkins was chief information officer at CVS Health where he led a technology transformation. Prior to CVS, Hawkins held a variety of senior leadership roles at Humana over two decades, where he drove digital transformation and personalized customer experiences.

“Shekar has shaped the technology strategy for our property-and-casualty business units, and with his invaluable industry experience, he is uniquely suited for this newly created role,” Swift said. “Jeff brings strong technical expertise and strategic leadership skills, making him ideal for this new role embedding data, analytics and AI into Operations and across the enterprise. I look forward to working closely with Shekar and Jeff as we continue to advance our technological capabilities to enhance the experience we deliver to our customers and distribution partners.”

About The Hartford

The Hartford is a leader in property and casualty insurance, employee benefits and mutual funds. With more than 200 years of expertise, The Hartford is widely recognized for its service excellence, sustainability practices, trust and integrity. More information on the company and its financial performance is available at https://www.thehartford.com.

The Hartford Insurance Group, Inc., (NYSE: HIG) operates through its subsidiaries under the brand name, The Hartford, and is headquartered in Hartford, Connecticut. For additional details, please read The Hartford’s legal notice.

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Some of the statements in this release may be considered forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. We caution investors that these forward-looking statements are not guarantees of future performance, and actual results may differ materially.  Investors should consider the important risks and uncertainties that may cause actual results to differ. These important risks and uncertainties include those discussed in our 2024 Annual Report on Form 10-K, subsequent Quarterly Reports on Forms 10-Q, and the other filings we make with the Securities and Exchange Commission. We assume no obligation to update this release, which speaks as of the date issued.

From time to time, The Hartford may use its website and/or social media channels to disseminate material company information. Financial and other important information regarding The Hartford is routinely accessible through and posted on our website at https://ir.thehartford.com. In addition, you may automatically receive email alerts and other information about The Hartford when you enroll your email address by visiting the “Email Alerts” section at https://ir.thehartford.com.

Media Contact:	Investor Contact:
Matthew Sturdevant	Aileen Pilgrim
860-547-8664	860-547-9716
matthew.sturdevant@thehartford.com	aileen.pilgrim@thehartford.com